CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES TO RESTATE FISCAL 2020 FINANCIAL STATEMENTS

- Management Identified Errors in Inventory Costing Processes

- Error Led to Incorrect Income Reported from Sales of Certain Products

-Affected Products Accounted for approximately 15% of total 2020 revenue

- No Expected Impact on Reported Revenue and Cash Flows for Relevant Fiscal Periods

- Announces Hiring of Andrew L. Davis as Chief Financial Officer Designee

EDGEWOOD, NY – June 7, 2021 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (NYSE American: CVU) today announced that the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 as filed with the Securities and Exchange Commission (the “SEC”) will be amended and that the financial statements which were included therein should no longer be relied upon due to errors in such financial statements. Similarly, management’s reports on the effectiveness of internal control over financial reporting, press releases, and investor communications describing the Company’s financial statements for such periods should no longer be relied upon.

On May 17, 2021, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC which stated that it was unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Delayed Form 10-Q”) by the prescribed due date without unreasonable effort or expense due to, among other things, long-term COVID-19 related absences of personnel whose functions are essential to the financial closing process. After the filing of the Form 12b-25, as part of the delayed financial closing process, management identified errors relating to the recording and reporting of inventory costing and related internal controls (the “Inventory Costing Errors”) during its inventory testing procedures for the preparation of the Company’s financial statements for the quarterly period ended March 31, 2021. The Company announced in a press release on June 1, 2021 (the “June 1st Press Release”) that it had not timely filed the Delayed Form 10-Q because additional time was needed to complete the Company’s delayed financial closing process and to evaluate the scope and impact of the Inventory Costing Errors.

Currently, the Company’s internal review indicates that the Inventory Costing Errors resulted from the sequence in which Company personnel used the Company’s manufacturing software to receive manufactured goods into stock and code errors in a customization of the Company’s core manufacturing software that miscalculated average costs of certain manufactured items.

The Company believes that the Inventory Costing Errors resulted in incorrectly reported inventory values and reported income for the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. The errors affect the income reported with respect to the Company’s product lines for which revenue is recognized when a product ships to customers, which accounted for approximately 15% of total 2020 revenue. The Company believes that the errors did not affect income reported with respect to the Company’s products for which revenue is recognized over time using percentage of completion accounting.

The Company is conducting an analysis of the impact of the Inventory Costing Errors on previously reported financial results. The Company currently estimates fiscal year 2020 net income will be reduced by between $1.9 million and $2.3 million, spread over the four fiscal quarters.

The Company believes that the Inventory Costing Errors affect neither the reported revenue nor the Company’s reported cash flows for the affected periods.

The Company expects to amend its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, and to restate the financial statements and other disclosures contained therein as soon as reasonably practicable. Although the June 1st Press Release reported that the Company was evaluating the scope and impact of the Inventory Costing Errors for fiscal year 2019, the Company believes that such errors do not require amendment of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 or Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 or September 30, 2019 or restatement of the financial statements or other disclosures contained therein and a non-reliance determination has not been made by the audit and finance committee of the board of directors of the Company with respect thereto.

At this time, the Company has not fully completed its review and the expected financial impact of the Inventory Costing Errors described above is preliminary and subject to change. The Company cannot predict the outcome or timing of the Company’s filing of restated financial statements for the affected periods.

Management has considered the effect of the Inventory Costing Errors on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of the end of each of the applicable periods. As a result of the errors, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. Accordingly, the Company’s Chief Executive Officer and Acting Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. The Company believes it has identified the corrective action to remediate the cause of the errors. The Company plans to include a discussion of the Company’s plan to remediate the material weakness in the Delayed Form 10-Q, which the Company intends to file concurrently with the amended prior period reports referred to above.

Andrew L. Davis, Experienced Financial Executive, Joins CPI Aero

Separately, CPI Aero announced the recent hiring of Andrew L. Davis, a financial executive with more than 30-years of experience in finance and accounting. The Company expects Mr. Davis to be appointed as the Company’s chief financial officer following completion of the amended periodic reports referred to above and the Delayed Form 10-Q, replacing Thomas Powers who has been serving as acting chief financial officer since February 2020. Mr. Powers will remain with the Company.

Mr. Davis joined CPI Aero in May 2021. Prior to joining the Company, he served as chief financial officer of Altice Technical Services, a division of Altice USA, Inc. (NYSE:ATUS), one of the largest broadband communications and video services providers in the United States. Before that, Mr. Davis worked ten years at Emerson Radio Corporation, an NYSE-listed distributor of consumer electronics, first as vice president of finance and corporate controller and then executive vice president and chief financial officer, a position he held for more than six years.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding CPI Aero’s expectations as to the causes of the Inventory Costing Errors, the scope and impact of the Inventory Costing Errors on reported inventory values and net income, the Company’s plans to amend its previously filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and restated financial statements and other disclosures contained therein and the timing of such amendments, the timing of the filing of the Quarterly Report on Form 10-Q for the period ended March 31, 2021, and the ability of the Company to identify and remediate material weaknesses in the Company’s internal control over financial reporting and related disclosure controls and procedures not effective at the reasonable assurance level.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the timing and nature of the resolution of the issues discussed in this press release, any delay in the filing of required periodic reports, the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

CPI Aero does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on CPI Aero’s forward-looking statements. There are a number of important factors that could cause CPI Aero’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in CPI Aero’s Annual Report on Form 10-K for the period ended December 31, 2020. Although CPI Aero may elect to do so at some point in the future, CPI Aero does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contact:

Investor Relations Counsel:

LHA Investor Relations

Jody Burfening

(212) 838-3777

cpiaero@lhai.com

www.lhai.com

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